UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 23, 2009

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 23, 2009, Spare Backup entered into a Memorandum of Understanding (“MOU”) with Trend Micro, (UK) Limited (“TMI”). The MOU will govern the relationship of the parties for an interim period of forty five days pending completion of a Master Services Agreement. The MOU details the provision of Spare Backup services branded as “Geek Squad” Online Storage. Our service will be embedded within in Trend Micro Internet Security PRO service offered to Car Phone Warehouse customers in the U.K.. These services will be co-branded with TMI using “Geek Squad” user interfaces and powered by Spare Backup through the term of the MOU. Spare Backup will receive revenue as customers register for the online storage service on an undisclosed basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: September 24, 2009	By:	/s/ Cery Perle Cery Perle, Chief Executive Officer and President